                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                        P&F INDUSTRIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             P & F INDUSTRIES, INC.
                                300 SMITH STREET
                          FARMINGDALE, NEW YORK 11735
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 30, 2001

To the Stockholders of P & F Industries, Inc.:

    The Annual Meeting of Stockholders of P & F Industries, Inc. will be held at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York on Wednesday, May 30, 2001 at 10:00 A.M., for the following purposes:

        (1) To elect three directors to hold office for three years;

        (2) To ratify the selection of BDO Seidman, LLP, independent certified public accountants, as auditors for the fiscal year ending December 31, 2001; and

        (3) To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    In accordance with the provisions of the Company's By-Laws, the Board of Directors has fixed the close of business on April 20, 2001 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

    Your attention is directed to the accompanying Proxy Statement.

    You are cordially invited to attend the Annual Meeting. If you do not expect to attend the Annual Meeting in person, please vote, date, sign and return the enclosed proxy as promptly as possible in the enclosed reply envelope.

                                    By order of the Board of Directors,
                                    JOSEPH A. MOLINO, JR.
                                    SECRETARY

Dated: April 27, 2001
      Farmingdale, New York

                             P & F INDUSTRIES, INC.
                                300 SMITH STREET
                          FARMINGDALE, NEW YORK 11735

                            ------------------------

                                PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of P & F Industries, Inc. (the "Company") to be used at the meeting of stockholders of the Company (the "Annual Meeting") to be held on Wednesday, May 30, 2001 at 10:00 A.M., at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of Annual Meeting of Stockholders. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised, either in person at the Annual Meeting or by written notice or by a duly executed proxy, bearing a later date, sent to the Secretary of the Company. The Company anticipates mailing this proxy statement and the accompanying proxy to stockholders on or about April 27, 2001.

    As of April 20, 2001, there were 3,554,448 shares of the Company's Class A Common Stock, $1.00 par value (the "Class A Common Stock"), outstanding. Each share of Class A Common Stock is entitled to one vote. Only holders of record of Class A Common Stock at the close of business on April 20, 2001 will be entitled to notice of, and to vote at, the Annual Meeting. The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such service) may solicit proxies by telephone or otherwise.

    All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, such proxies will be voted in accordance with such specification. If no instructions are given, the persons named in the proxies solicited by the Board of Directors of the Company intend to vote for the nominees for election as directors of the Company set forth herein and for the confirmation of the appointment of BDO Seidman, LLP as independent certified public accountants of the Company for the fiscal year ending December 31, 2001. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto in the discretion of the person or persons holding such proxy.

    For purposes of determining whether a proposal has received the required number of votes for approval, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where nominee recordholders, such as brokers, are prohibited from exercising discretionary authority for beneficial owners of shares of Class A Common Stock who have not returned a proxy ("broker non-votes"), those shares of Class A Common Stock will not be included in the vote totals and, therefore, will have no effect on the vote. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

                             ELECTION OF DIRECTORS

    As permitted by Delaware law, the Board of Directors is divided into three classes, the classes being divided as equally as possible and each class having a term of three years. Each year the term of office of one class expires. A director elected to fill a vacancy, including a vacancy resulting from an increase in the number of directors constituting the Board of Directors, serves for the remaining term of the class in which the vacancy exists. The Board of Directors presently consists of nine members, with three classes each consisting of three directors.

    During 2001, the term of a class consisting of three directors expires. Management proposes that Messrs. Richard A. Horowitz, Alan I. Goldberg and Robert M. Steinberg, whose terms of office expire in 2001, be re-elected as directors to serve for terms to expire at the 2004 Annual Meeting of Stockholders. Unless otherwise indicated, the enclosed proxy will be voted for the election of such nominees. Should any one or more of these nominees become unable to serve for any reason or, for good cause, will not serve, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

    Directors will be elected by the plurality vote of the holders of the Class A Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                            THE FOREGOING NOMINEES.

INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTORS

    Set forth below are the name and age of each nominee for director and each director currently in office and whose term continues, his principal occupation, the year each became a director of the Company and a description of his principal occupation for the past five years. The information set forth below is as of April 20, 2001.

                                                                         SERVED AS DIRECTOR
NAME                                                            AGE      CONTINUOUSLY SINCE
----                                                          --------   ------------------
NOMINEES TO SERVE IN OFFICE UNTIL 2004:
  Richard A. Horowitz.......................................     51             1975
  Alan I. Goldberg..........................................     51             1998
  Robert M. Steinberg.......................................     58             2000
DIRECTORS TO CONTINUE IN OFFICE UNTIL 2003:
  Sidney Horowitz...........................................     80             1962
  Arthur Hug, Jr............................................     78             1987
  Dennis Kalick.............................................     48             1997
DIRECTORS TO CONTINUE IN OFFICE UNTIL 2002:
  Robert L. Dubofsky........................................     61             1990
  Neil Novikoff.............................................     47             1998
  Marc A. Utay..............................................     41             1992

    Sidney Horowitz has been Chairman Emeritus of the Board of Directors since November 1995 and was Chairman of the Board of Directors and Chief Executive Officer of the Company from 1968 to November 1995. Sidney Horowitz is the father of Richard A. Horowitz.

    Arthur Hug, Jr., who is retired, was the President of Vanguard
Ventures, Inc. from 1987 to 1989 and was Chairman of North American Bancorp from 1974 to 1987.

    Dennis Kalick has been engaged in the private practice of providing accounting services with Gilman & Ciocia, Inc. (or a predecessor firm) since 1993.

    Robert L. Dubofsky has been Managing Director of BWD Group LLC (formerly Blumencranz, Klepper, Wilkins & Dubofsky, Ltd.), an insurance brokerage group, since April 1992.

    Neil Novikoff has been a partner in the law firm of Willkie Farr & Gallagher for more than the last five years.

    Marc A. Utay has been a Managing Partner of Clarion Capital Partners, LLC, an investment banking firm, since October 1999. From May 1993 until October 1999, Mr. Utay was a Managing Director of Wasserstein Perella
Co., Inc., an investment banking firm.

    Richard A. Horowitz has been Chairman of the Board of Directors and Chief Executive Officer of the Company since November 1995 and has been President of the Company since 1986.

    Alan I. Goldberg has been President of Larkspur America, Inc., an apparel manufacturing corporation, since 1977.

    Robert M. Steinberg has been Chief Executive Officer of 1st in
Health, Inc., a healthcare services company, since June 2000. Mr. Steinberg served as Chairman of the Board and Chief Executive Officer of Reliance Insurance Company from 1984 to November 1999 and served as Vice Chairman of Reliance Insurance Company from November 1999 until July 2000. On January 25, 2001, Reliance Insurance Company consented to the entry of an Order of Supervision pursuant to which it was placed under supervision of the Insurance Commissioner of the Commonwealth of Pennsylvania.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    During 2000, the Board of Directors held four meetings and acted by unanimous written consent on three occasions. No director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees on which he served. The Board of Directors has an Audit Committee and a Stock Option Committee. The current members of the Audit Committee are Messrs. Hug, Dubofsky and Kalick and the current members of the Stock Option Committee are Messrs. Hug and Kalick. The Audit Committee recommends the selection of independent auditors to the Board of Directors, reviews the overall scope and the results of the Company's annual audit and reviews the Company's overall internal controls. During 2000, the Audit Committee met once. The Stock Option Committee administers the Stock Option Plan. The Stock Option Committee met one time during 2000. The Board does not have a nominating or a compensation committee or a committee performing similar functions.

DIRECTOR COMPENSATION

    During 2000, each director who was not an employee of the Company or any of its subsidiaries received fees of $3,500, plus $1,250 for each meeting of the Board of Directors or Audit Committee attended. Upon election to the Board of Directors, each director who is not an employee of the Company receives an option to purchase 2,000 shares of Class A Common Stock. Directors who are also officers of the Company are not compensated for their duties as directors.

                         OWNERSHIP OF EQUITY SECURITIES

    The following table sets forth the beneficial ownership of Class A Common Stock as of April 20, 2001, including shares as to which a right to acquire ownership within 60 days exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by (i) each director and nominee for director, (ii) the executive officers listed in the Summary Compensation Table (Richard A. Horowitz and Joseph A. Molino, Jr. are the only executive officers of the Company), (iii) each person known by the Company to be the beneficial owner of more than 5% of the Class A Common Stock and (iv) all directors and executive officers as a group. Except as indicated in the applicable footnotes, each beneficial owner listed has sole voting power and sole investment power over the shares of Class A Common Stock indicated. Except as indicated in the applicable footnotes, the address of each beneficial owner is in the care of the Company, 300 Smith Street, Farmingdale, New York 11735.

                                                           AMOUNT AND NATURE   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP OF CLASS
------------------------------------                      -------------------- --------
Robert L. Dubofsky......................................          22,000(1)(2)      *
Alan I. Goldberg........................................           2,000(2)         *
Sidney Horowitz.........................................         280,731(3)(4)    7.9
Richard A. Horowitz.....................................       1,239,565(5)      32.8
Arthur Hug, Jr..........................................           3,000(2)         *
Dennis Kalick...........................................           2,000(2)         *
Joseph A. Molino, Jr....................................          20,500(6)         *
Neil Novikoff...........................................           2,000(2)         *
Marc A. Utay............................................          72,000(2)       2.0
Robert M. Steinberg.....................................           2,000(2)         *
FMR Corp................................................         351,900(7)       9.9
Steel Partners II L.P...................................         398,785(8)      11.2
Lawndale Capital Management, LLC........................         360,350(9)      10.1
All directors and executive officers
  as a group (10 persons)...............................       1,645,796(10)     43.2

------------------------

*   Less than 1%.

(1) Includes 5,000 shares owned by his child.

(2) Includes 2,000 shares issuable upon the exercise of stock options.

(3) The address of Sidney Horowitz is 20596 Links Circle, Boca Raton, Florida 33434.

(4) Includes 99,988 shares owned by Grace Horowitz, wife of Sidney Horowitz, individually and as trustee for their daughter, and 400 shares owned by The Sidney and Grace Horowitz Foundation. Sidney Horowitz disclaims beneficial ownership of the 99,988 shares owned by Grace Horowitz individually and as Trustee for the daughter of Grace Horowitz and Sidney Horowitz. Also includes 2,000 shares issuable upon the exercise of stock options.

(5) Includes (i) 660,000 shares owned by Linda Horowitz, wife of Richard A. Horowitz, individually, (ii) 22,400 shares owned by Linda Horowitz, individually and as Trustee for the daughter of Linda Horowitz and Richard
    A. Horowitz, and (iii) 10,000 shares owned by The Linda and Richard Horowitz Foundation. Linda Horowitz has granted Richard A. Horowitz a ten year irrevocable proxy to vote the 660,000 shares owned by her. Richard A. Horowitz disclaims beneficial ownership of the 22,400 shares owned by Linda Horowitz individually and as Trustee for the daughter of Linda Horowitz and Richard A. Horowitz. Also includes 221,000 shares issuable upon the exercise of stock options.

(6) Includes 20,000 shares issuable upon the exercise of stock options. Joseph
    A. Molino, Jr. has been Vice President and Chief Financial Officer of the Company since December 1997. From July 1990 until November 1997, Mr. Molino was chief financial officer of several small private manufacturing and service companies.

(7) Information obtained from a Schedule 13G, dated February 14, 2001, filed with the Securities and Exchange Commission by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson. FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson have sole power to dispose or to direct the disposition of all shares held. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(8) Information obtained from a Schedule 13D, dated June 12, 1998, filed with the Securities and Exchange Commission by Steel Partners II, L.P. and Warren Lichtenstein. Steel Partners II, L.P. and Warren Lichtenstein have sole voting and sole dispositive power over all shares held. The address of Steel Partners II, L.P. is 750 Lexington Avenue, 27th Floor, New York, New York 10022.

(9) Information obtained from a Schedule 13G, dated February 8, 2001, filed with the Securities and Exchange Commission by Lawndale Capital Management, LLC, Andrew E. Shapiro, Diamond A Partners, L.P. and Diamond A Investors, L.P. Lawndale Capital Management, LLC shares voting and dispositive power with Andrew E. Shapiro with respect to 360,350 shares, Diamond A Partners, L.P. with respect to 310,850 shares and Diamond A Investors, L.P. with respect to 49,500 shares. The address of each of the foregoing entities is One Sansome Street, Suite 3900, San Francisco California 94104.

(10) Includes 257,000 shares issuable upon the exercise of stock options and warrants.

                             EXECUTIVE COMPENSATION

    The following table sets forth all cash and non cash compensation for each of the past three fiscal years awarded to or earned by the Chairman of the Board and Chief Executive Officer and the other executive officer whose aggregate compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                              COMPENSATION
                                                 ANNUAL COMPENSATION             AWARDS
                                           -------------------------------   ---------------
                                                                               SECURITIES
                                                       SALARY      BONUS       UNDERLYING          ALL OTHER
NAME AND PRINCIPAL OCCUPATION                YEAR       ($)       ($)(1)     OPTIONS/SARS(#)   COMPENSATION($)(2)
-----------------------------              --------   --------   ---------   ---------------   ------------------
Richard A. Horowitz......................    2000     610,000     640,000        --                  27,637
  Chairman of the Board..................    1999     550,000     740,000        --                  26,072
  and Chief Executive Officer............    1998     499,000     600,000        150,000             25,084

Joseph A. Molino, Jr.....................    2000     201,000     150,000        --                  12,400
  Vice President and Chief...............    1999     188,000     150,000         10,000             11,600
  Financial Officer......................    1998     175,000     135,000         10,000            --

------------------------

(1) The Company has an incentive compensation bonus plan (the "Bonus Plan"). Under the terms of the Bonus Plan, the total bonuses paid to executive officers may not exceed 15% of the Company's pre-tax, pre-bonus income prior to the payment under the Bonus Plan. Allocations to the individuals set forth above are made at the discretion of the Board of Directors. Amounts are accrued in the year shown above and paid in the following year.

(2) The Company maintains a split-dollar life insurance policy on the life of Mr. Richard Horowitz and paid $821, $1,081 and $1,043 allocated to the term portion of the split-dollar coverage for 2000, 1999 and 1998, respectively. The actuarial equivalent of the value of the premium paid by the Company for 2000, 1999 and 1998, based on certain assumptions regarding interest rates and periods of coverage, was $14,416, $13,391 and $12,441, respectively. It is anticipated that the Company will recover the premiums on this policy or the cash surrender value thereof.

    Mr. Horowitz and Mr. Molino are covered by a Company-sponsored defined contribution retirement plan (the "Plan"). The Plan covers all employees (other than employees of the Company's Green Manufacturing, Inc. subsidiary, who are covered by a separate plan) who do not receive pension benefits under a collective bargaining agreement, have been in the employ of the Company for at least one year and are at least 21 years of age. Contributions paid by the Company are 5% of the first $40,000 of each employee's salary and 8% of the balance up to $170,000. Upon leaving the Company, an employee may receive a lump sum payment of all amounts vested for him under the Plan, including earnings thereon. Contributions made on behalf of Mr. Horowitz were $12,400, $11,600 and $11,600 for 2000, 1999 and 1998, respectively. Contributions made on behalf of Mr. Molino were $12,400 in 2000 and $11,600 in 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    For the fiscal year ended December 31, 2000, no stock options were granted to the executive officers named in the Summary Compensation Table.

    The following table shows for the fiscal year ended December 31, 2000 the number of stock options which were exercised during 2000 and the number and value of unexercised options for the executive officers named in the Summary Compensation Table.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                             NUMBER OF
                                                                       SECURITIES UNDERLYING    VALUE OF UNEXERCISED
                                                                            UNEXERCISED             IN-THE-MONEY
                                                                         OPTIONS/SAR'S AT          OPTIONS/SAR'S
                                                                        FISCAL YEAR-END (#)    AT FISCAL YEAR-END ($)
                                             SHARES                    ---------------------   ----------------------
                                           ACQUIRED ON      VALUE          EXERCISABLE/             EXERCISABLE/
NAME                                       EXERCISE #    REALIZED($)       UNEXERCISABLE           UNEXERCISABLE
----                                       -----------   -----------   ---------------------   ----------------------
Richard A. Horowitz......................     --           --            203,500/46,500                0/0

Joseph A. Molino, Jr.....................     --           --               20,000/0                   0/0

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

    Effective as of February 28, 1997, the Company entered into an employment agreement (the "Horowitz Employment Agreement") with Richard A. Horowitz. The Horowitz Employment Agreement provides for Richard Horowitz to serve as President of the Company for a term expiring on February 28, 2004, unless sooner terminated pursuant to the provisions of the Horowitz Employment Agreement. Pursuant to the Horowitz Employment Agreement, Richard Horowitz will receive an annual salary of $675,000 for the year ending December 31, 2001. Mr. Horowitz is also eligible to receive such increases in base compensation as the Board of Directors may from time to time grant to him and to receive such bonuses as the Board of Directors, in its discretion, may allocate to him. In the event of a "discharge" following a "change in control" of the Company (as each term is defined in the Horowitz Employment Agreement) Richard Horowitz will receive his annual salary and all benefits to which he is entitled under the Horowitz Employment Agreement for the remainder of the term thereof or a lump sum severance allowance in an amount equal to 2.99 times his "annualized includable compensation for the base period" (as defined in the Internal Revenue Code of 1986, as amended).

                        REPORT ON EXECUTIVE COMPENSATION

    The Company does not have a compensation committee. The Board of Directors reviews the annual compensation of the Company's executive officers. Each executive officer's compensation includes salary and a performance bonus. In 1986, the Company established the Bonus Plan for its executive officers that provides for the payment of a cash bonus not to exceed, in the aggregate, 15% of the Company's pre-tax, pre-bonus income. In respect of 2000, Messrs. Horowitz and Molino received bonuses of $640,000 and $150,000, respectively, under the Bonus Plan. These awards were based on a subjective evaluation of the performance of Mr. Horowitz and Mr. Molino during the year.

    In determining the executive officers' base compensation for the ensuing fiscal year, the Board of Directors considers the individual officer's job performance and level of responsibility, prior years' compensation, number of years of employment with the Company and the rate of inflation. Mr. Horowitz's and Mr. Molino's base compensation increased by 11% and 7%, respectively, for 2000. These increases were based on a subjective evaluation of the performance of Mr. Horowitz and Mr. Molino during the prior year.

MEMBERS OF THE BOARD OF DIRECTORS

ROBERT DUBOFSKY                            ARTHUR HUG, JR.
ALAN I. GOLDBERG                           DENNIS KALICK
SIDNEY HOROWITZ                            NEIL NOVIKOFF
RICHARD A. HOROWITZ (Chairman)             MARC A. UTAY
                                           ROBERT M. STEINBERG

           REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

    The Audit Committee of the Board of Directors of P&F Industries, Inc. is composed of three independent directors (each of whom is independent under applicable rules of the National Association of Securities Dealers, Inc.) appointed by the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors during fiscal 2000. The members of the Audit Committee are Messrs. Dubofsky, Hug and Kalick.

    The written charter adopted by the Board of Directors is attached as Appendix A to this Proxy Statement.

    Management is responsible for the Company's internal accounting and financial controls, the financial reporting process and the internal audit function. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to report its findings to the full Board.

    In this context, the Audit Committee has met and held discussions separately, and jointly, with each of management and the Company's independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    In connection with new standards for independence of the Company's external auditors promulgated by the Securities and Exchange Commission, during the Company's 2001 fiscal year the Audit Committee will undertake to consider in advance of the provision of any non-audit services by the Company's independent accountants whether the provision of such services in compatible with maintaining the independence of the Company's external auditors.

    The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

    Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Robert Dubofsky                Dennis Kalick
Arthur Hug, Jr.

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                        COMPANY STOCK PERFORMANCE GRAPH

    The following performance graph compares the five-year cumulative return of the Class A Common Stock to the total returns of the Nasdaq Stock Market (U.S.A.) Index and a composite group comprised of companies with approximately the same market capitalization as the Company at December 31, 1995. Such composite group was used because the Company, through its three subsidiaries, engages in several different lines of businesses and an applicable peer group does not exist. In addition to the Company, the following companies are included in the index: 4 Kids Entertainment, Inc., Driver Harris Co. Inc., Energy
West, Inc., Halsey Drug Corp., Harris & Harris Group, Inc., Presidential Realty Corp., TSR, Inc. and Wendi-Bristol Health Corp. Each case assumes a $100 investment on December 31, 1995 and reinvestment of any dividends. Cumulative returns are at December 31 of each year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                12/29/95  12/31/96  12/31/97  12/31/98  12/31/99  12/29/00
P&F Industries      $100      $153      $305      $416      $271      $216
NASDAQ              $100      $123      $150      $210      $391      $238
Peer Group          $100      $111       $82       $78      $178       $73

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Class A Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during, or in respect of, the fiscal year ended December 31, 2000.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

    The Company and Sidney Horowitz are parties to a Consulting Agreement, which will terminate on October 31, 2003, pursuant to which Mr. Horowitz receives $75,000 in annual consulting fees.

                             SELECTION OF AUDITORS

    The Board of Directors, upon the recommendation of its Audit Committee, has selected BDO Seidman, LLP as independent certified public accountants for the Company, to audit and report upon the Company's consolidated financial statements for the 2001 fiscal year, and the Board of Directors is submitting this matter to the stockholders for their ratification. The affirmative vote of a majority of the shares of Class A Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for the ratification of the selection of BDO Seidman, LLP. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by stockholders.

    AUDIT FEES. The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the review of the Company's quarterly statements for the fiscal year ended December 31, 2000 were $173,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION. The Company did not engage BDO Seidman, LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

    ALL OTHER FEES. The aggregate fees billed for services rendered by BDO Seidman, LLP for the fiscal year ended December 31, 2000, other than the audit fees disclosed above, were $27,000.

    For the year ended December 31, 2000, the Audit Committee did not consider whether the provision of services unrelated to the audit of the Company's annual financial statements and the review of the Company's quarterly financial statements was compatible with maintaining the principal accountant's independence.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
              FOR APPROVAL OF THE SELECTION OF BDO SEIDMAN, LLP AS
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Stockholder proposals intended for inclusion in the proxy material for the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company at the Company's offices at 300 Smith Street, Farmingdale, New York 11735 not later than December 29, 2001 in order for such proposals to be included in the proxy materials for the 2002 Annual Meeting of Stockholders. Such proposals must also meet the requirements of Rule 14a-8 of the Exchange Act relating to stockholders' proposals. Any stockholder interested in bringing a proposal before the 2002 Annual Meeting of Stockholders outside of the processes of Rule 14a-8 is referred to the advance notice provisions contained in the Company's By-Laws, which require receipt of such proposals by the Secretary of the Company at the Company's offices not prior to October 30, 2000 and not later than December 29, 2001. Since the Company did not receive timely notice of any stockholder proposal for the 2001 Annual Meeting of Stockholders, it will have discretionary authority to vote on any stockholder proposals presented at such Meeting.

ADDITIONAL INFORMATION AND OTHER MATTERS

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 (WITHOUT EXHIBITS) AS FILED WITH THE COMMISSION MAY BE OBTAINED FREE OF CHARGE BY WRITING TO THE COMPANY, 300 SMITH STREET, FARMINGDALE, NEW YORK 11735; ATTENTION: SECRETARY OF THE COMPANY.

    Management of the Company is not aware of any matters to be presented for action at the Annual Meeting other than the matters mentioned above, and does not intend to bring any other matters before the Annual Meeting. However, if any other matters should come before the Annual Meeting, it is intended that the holders of the proxies will vote them in their discretion.

                                          By order of the Board of Directors,

                                          JOSEPH A. MOLINO, JR.
                                          SECRETARY

Date: April 27, 2001

                                                                         ANNEX A

                  P&F INDUSTRIES, INC. AUDIT COMMITTEE CHARTER

ORGANIZATION

    There shall be an Audit Committee of the Board of Directors composed of three directors independent of the management and free of any relationship that, in the opinion of the Board, would interfere with their exercise of the Audit Committee's independent judgment. Members of the Audit Committee shall also meet such requirements as are established for them pursuant to law or the rules of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other applicable regulatory authority or securities exchange or trading system. The Audit Committee shall elect a chairperson from its own membership.

STATEMENT OF POLICY

    The Audit Committee shall assist the Board in fulfilling its responsibility to oversee the process of financial reporting by the Corporation.

RESPONSIBILITIES

    In performing its oversight function, the Audit Committee shall undertake those tasks which, in its judgment, most effectively contribute to the integrity of the financial reporting process. In particular, the Audit Committee shall:

    - Seek to establish a "tone at the top" or environment within the Corporation that encourages integrity in financial reporting;

    - Make appropriate inquiry to assess the logistical capabilities of the financial reporting system;

    - Seek to put in place a system capable of detecting financial misreporting should it occur;

    - Possess, along with the Board, ultimate authority and responsibility for the selection, evaluation, and, where appropriate, replacement of the outside auditor so that the outside auditor shall ultimately be accountable to the Board and to the Audit Committee as the representatives of shareholder interests;

    - Meet with the independent auditor to inquire into the scope of the audit proposed for the current year and significant audit procedures to be utilized, the adequacy of material accounting and financial controls, and at its conclusion review the results of the audit;

    - Discuss the financial statements contained in the annual report with management and the independent auditor to determine that the independent auditor is satisfied with the disclosure and content of the financial statements and discuss the auditor's judgment about the quality, and not just the acceptability, of the accounting principles and disclosures and any year-to-year changes;

    - Review matters relevant to the independence of the independent auditor; receive from the independent auditor written statements delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard 1; engage in dialogue with the auditor with respect to any disclosed relationships or services that may affect the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to ensure the independence of the auditor;

    - Provide appropriate opportunity for the independent auditor to meet with the Audit Committee without management present; and

    - Investigate any matter brought to the Audit Committee's attention within the scope of its duties, which, in its judgment, warrants investigation, possess the power to retain professional assistance for that purpose and review accounting and financial personnel.

ADOPTED: MARCH 7, 2000

                         PROXY P&F INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS

May 30, 2001

   The undersigned hereby appoints RICHARD A. HOROWITZ and JOSEPH A. MOLINO, JR., or any one of them, attorney with full power of substitution and revocation to each, for and in the name of the undersigned, with all powers the undersigned would possess if personally present, to vote the Class A Common Stock of the undersigned in P&F Industries, Inc. at the Annual Meeting of Stockholders to be held at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York on Wednesday, May 30, 2001 at 10:00 a.m. and at any adjournment thereof, for the following matters.

   This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted "FOR" each proposal and in the discretion of the undersigned stockholder(s) for any other matters which may properly come before the annual meeting.

              (Continued, and to be signed on reverse side)>




/X/ Please mark your votes as in this example.


1. Election of three directors, as set forth to right, for a term of three years (expiring in 2004) and until their successors are duly elected and qualified.

                                Nominees: Richard A. Horowitz
                                          Alan I. Goldberg
                                          Robert M. Steinberg


INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.


--------------------------------------------------------------------------------

FOR the nominees listed (except as marked to the contrary below)

WITHHOLD AUTHORITY to vote for the nominees listed below

                                                       FOR  AGAINST  ABSTAIN

2. Ratification of the selection of auditors.          / /    / /      / /

3. In their discretion upon any other matters
   which may properly come before the meeting.         / /    / /      / /

This proxy will be voted as specified above.

Important - please vote, sign and return this proxy as soon as possible so that it will arrive before the Annual Meeting on May 30, 2001

SIGNATURE(S) __________________________________       DATE _______________, 2001

Note: Please sign as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name shown, including the case of joint tenants, each party should sign.